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                                                    SANDERSON FARMS INCORPORATED
                                                        Moderator: Joe Sanderson
                                                            09-15-05/10:00 am CT
                                                           Confirmation #2633945
                                                                          Page 1


                                                                    EXHIBIT 99.1

                          SANDERSON FARMS INCORPORATED

                            MODERATOR: JOE SANDERSON
                               SEPTEMBER 15, 2005
                                   10:00 AM CT

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Operator:              Please stand by, we're about to begin. Thank you for
                       standing by and welcome to the Sanderson Farms Incorporated conference call. Today's conference is being recorded. Now at this time I'd like to turn the conference over to the Chairman and the Chief Executive Officer, Joe Sanderson. Mr. Sanderson, please go ahead.

Joe Sanderson:         Thank you. Good morning. We appreciate your taking time
                       to join us this morning on this conference call during which we will discuss the effects of Hurricane Katrina on our business.

                       Lampkin Butts and Mike Cockrell are on the call with me this morning. After making some opening remarks, I will turn the call over to Lampkin to discuss our recovery efforts over the last 2-1/2 weeks, and I will then ask Mike to outline for you our insurance coverages and financial information related to insurance.

                       Before we make any further comments, I will ask Mike to give a cautionary statement regarding forward-looking statements.
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                                                    SANDERSON FARMS INCORPORATED
                                                        Moderator: Joe Sanderson
                                                            09-15-05/10:00 am CT
                                                           Confirmation #2633945
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Mike Cockrell:         Thank you Joe and good morning to everyone. Before we
                       begin the call this morning, I need to caution you that the call will contain forward-looking statements about the business, financial condition and prospects of the company. All forward-looking statements are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995 and are based on management's current expectations or beliefs as well as assumptions made by and information currently available to management.

                       The actual performance of the company could differ materially from that indicated by the forward-looking statements because of various risks and uncertainties.

                       Certain risks and uncertainties resulting from Hurricane Katrina are found in our press conference dated September 6, 2005 which was filed with the Securities & Exchange Commission as part of a current report on Form 8K on September 7, 2005.

                       Additional risks and uncertainties are described in Item 7 of our most recent Annual Report on Form 10K and in management's discussion and analysis of financial conditions and results of operations found in Item 2 or
                       Part 1 of the company's quarterly report on Form 10Q filed with the SEC in connection with our third fiscal quarter ended July 31, 2005.

Joe Sanderson:         Thank you Mike. The last 2-1/2 weeks have presented
                       significant challenges to our company. But I am please to
                       report to you that all of the company's systems are
                       operational. The most important thing that I can report
                       to you today is that the company has received no report
                       of serious injury or loss of life among its employees or
                       its contract growers.
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                                                        Moderator: Joe Sanderson
                                                            09-15-05/10:00 am CT
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                       Many of our employees and contract growers experienced
                       significant damage to their personal property and disruption of their lives. But I'm very grateful that we experienced no loss of life.

                       I will also tell you that foremost on our minds has been the people in Southern Mississippi, Louisiana and Alabama who were more seriously affected by the storm than we were, and those who have lost loved ones and in many cases, all of their material possessions as a result of the storm.

                       Our company is committed to doing what we can to aid in the recovery effort and to continue to provide ice, food and suppliers to those who need it.

                       As we reported last week, the company experienced no significant damage to any of its Mississippi or Louisiana processing facilities, feed mills or hatcheries as a result of the storm. The company has four hatcheries located in the affected area, all in Mississippi. All four hatcheries maintained generator power following the loss of electricity caused by Hurricane Katrina and were able to maintain power to the incubation equipment that houses millions of hatching eggs.

                       In addition to its hatcheries, the company operates three feed mills in Mississippi, all of which were affected by the storm. However, by Friday following the storm, all three Mississippi feed mills had resumed operations and were delivering feed to our flocks.

                       The company operates four poultry processing plants in Mississippi and one in Louisiana as well as its prepared foods plant in Mississippi. While all of our Mississippi and Louisiana plants lost power as a result of the storm, none experienced significant damage.
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                                                            09-15-05/10:00 am CT
                                                           Confirmation #2633945
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                       By the weekend following the storm, operations had
                       resumed at all of our plants except for the Laurel, Mississippi plant, which was slower in resuming operations because of damage to the city of Laurel water system.

                       Our Georgia and Texas operations were not affected by the storm.

                       By the end of the weekend following the storm, the company had substantially completed its assessment of losses to live inventories. We estimate that 72 broiler houses out of a total of 1,874 located in Mississippi and Louisiana, or just under 4% were totally destroyed.

                       Another 86 houses experienced considerable damage and will be unable to house broilers until repairs are made. Based on initial estimates, we expect repairs to the significantly damaged houses to take up to four months to complete.

                       In addition to broiler houses, two breeder houses in Mississippi out of a total of 187 in this state were totally destroyed and will have to be rebuilt. Additionally, two pullet houses in Mississippi out of a total of 100 in this state were destroyed.

                       We do not believe the loss of housing capacity will affect the company's ongoing operations since we can shorten layout time between flocks and take other temporary measures to compensate for these losses. While not perfect, we know it will work.

                       We are entering a time of year when layouts are extended as we cut productions for the holiday season. This relieves the pressure caused by the loss of housing capacity.
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                                                        Moderator: Joe Sanderson
                                                            09-15-05/10:00 am CT
                                                           Confirmation #2633945
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                       In addition, our growers have been building new houses
                       needed for the Collins conversion to big birds, and some of those houses can be used earlier than we planned.

                       As results of the storm, we estimate that approximately 3 million head of broiler chickens out of an average live inventory in Mississippi and Louisiana of approximately 35 million head, representing about 8-1/2%, ranging in age from one day to 62-days-old died.

                       In addition, we estimate that 26,500 breeder hens out of an average inventory of approximately 1.2 million head died. And 13,000 pullets out of an average live inventory of approximately 1 million head were killed.

                       In addition the loss of live birds, the company's hatcheries, while they maintain generator power throughout the storm and afterwards were unable to operate normally during the several days following Hurricane Katrina. Many roads in our area were impassable for days following the storm which made it impossible to pick up and set hatching eggs from breeder farms or to place newly hatched broiler chicks on broiler farms.

                       As a result of these interruptions to our hatchery and placement process, we estimate that approximately 5.2 million head were lost. This inability to place chicks and set eggs at our normal rate during the days following the storm will impact the company's weekly processing volume during the weeks in which chicks would have matured and been available for processing.

                       These processing reductions will occur primarily during the months of October and November.
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                                                        Moderator: Joe Sanderson
                                                            09-15-05/10:00 am CT
                                                           Confirmation #2633945
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                       During normal operations, the company processes
                       approximately 4.2 million head per week at its Mississippi and Louisiana plants. When you add chickens that were destroyed in the field to the chickens that we were unable to place on farms, the total head reduction resulting from the storm is approximately 8.2 million head. This is approximately two weeks of our normal processing volume at our Mississippi and Louisiana plants that will be lost over the coming months.

                       Those of you who are familiar with our operations know that almost every grow out farm is equipped with backup generator power to provide electricity to run feeding, watering and ventilation equipment during power outages until power is restored.

                       We live in an area that experiences frequent thunder storms that will from time to time knock out power to our farms. These generators are equipped and fueled in such a way to maintain power for 28 to 48 hours. Obviously following a storm of the magnitude we experienced 2-1/2 weeks ago, some farms still do not have power.

                       One of the largest challenges we faced immediately after the storm was maintaining a supply of diesel fuel to run generators at grow out farms operated by growers with which we contract. Diesel fuel was difficult to find immediately after the storm, but we were able to acquire diesel and maintain the supply to the grow out farms as power was restored.

                       Today we estimate that out of the total number of
                       contract grower farms in Mississippi and Louisiana, 85.3% have power restored.
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                                                    SANDERSON FARMS INCORPORATED
                                                        Moderator: Joe Sanderson
                                                            09-15-05/10:00 am CT
                                                           Confirmation #2633945
                                                                          Page 7


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                       As power has been restored, our need for diesel fuel has
                       lessened. But the company's ability to secure diesel fuel until power is fully restored to all its farms will be an important factor in maintaining our live inventories.

                       When all is said and done, I believe we restored our systems and operations as quickly as possible and am pleased that there should be no long term effects to any of our operations as a result of the storm.

                       The lost head and lost efficiencies that resulted from the storm will be short lived, and there will be no long term effects on the company.

                       We have spent the last 2-1/2 weeks focused on returning our operations to normal, but we'll now return our attention to our strategic initiatives including the conversion of our Collins facility to all big bird deboning and continuing to increase production at our Georgia facility.

                       I would like to give a quick update on the progress of Georgia. Live grow out in the new houses in Georgia continues to perform very well. As expected, broiler performance has been outstanding during the first few weeks of operations, and I have also been very pleased with the progress at the plant.

                       We will process 270,000 birds on the first line of the first shift next week and we'll complete the ramp up of production on that line to 300,000 birds per week as scheduled during the week of October 3.

                       We are on target to begin the second shift of the first line in November and remain on schedule to be at full production next summer.

                       I will now turn the call over to Lampkin to discuss our operation and our sales efforts.
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                                                    SANDERSON FARMS INCORPORATED
                                                        Moderator: Joe Sanderson
                                                            09-15-05/10:00 am CT
                                                           Confirmation #2633945
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Lampkin Butts:         Thank you Joe. Since the hurricane hit 2-1/2 weeks ago,
                       our operations have steadily returned to normal. In the days immediately following the storm, a priority was to resume operations at our feed mill so that we could begin delivering feed to our contract grower's farms.

                       In anticipation of the storm, we ran our mills over the weekend before the storm and delivered feed to most all of the farms.

                       Our Hazlehurst mill received power on Wednesday following the storm and began delivering feed that day. By Thursday, the Laurel Mill had received power and was operational and by Friday we were operating our McComb mill.

                       Because of damage to rail lines, we brought ingredients in by truck during the first days following the storm, but were able to secure adequate supplies of ingredients to meet our needs. All rail lines are now operational and our mills are back to normal operations.

                       A second priority was to resume operations of our live production systems, including our hatcheries. Because of interruptions to the transportation system in our area, we were unable to place newly hatched chicks on grow out farms on our normal schedule. We have now resumed normal operations at all of our hatcheries.

                       By the weekend following the storm, all of our processing plants in the affected area had power restored and were operational except for our Laurel Mississippi facility. The Laurel Mississippi plant began operations Wednesday September the 7th.
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                                                    SANDERSON FARMS INCORPORATED
                                                        Moderator: Joe Sanderson
                                                            09-15-05/10:00 am CT
                                                           Confirmation #2633945
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                       Once operational, the plants had been operating both
                       shifts every day, including this past weekend. I want to express my gratitude to every employee of Sanderson Farms who has been working extra hours and weekends to keep our plants operational and to catch up on production loss during downtime. We ran both shifts on Saturday and Sunday and we will run again the next two Saturdays to make up for production lost while were down.

                       While certain losses we experienced as a result of the hurricane are known at this time, some will be unknown for a period of time. Mike will discuss our known losses and insurance issues in a moment, but there are certain efficiencies and losses that are simply impossible to quantify at this time.

                       Joe already mentioned that between the head lost in the fields and the eggs and chicks lost in hatchery, we estimate that 8.2 million head of chickens that would normally be processed during September, October and November will be unavailable. That will result in increased cost per bird processed in the plants as well as lost revenues from the pounds that would normally be sold.

                       We will be unable to quantify the exact impact on our income statements of these inefficiencies and lost revenues until we know where chicken market prices will be during the weeks those chickens will be sold.

                       The storm also disrupted our normal feeding schedule in the field. This disruption will impact the performance and efficiencies of the live inventory in the field, but until we process those birds and compare their performance with our normal performance, we will be
                       unable to quantify the impact of that lost performance.
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                                                        Moderator: Joe Sanderson
                                                            09-15-05/10:00 am CT
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                       We will seek reimbursement of losses caused by these
                       reduced efficiencies and lost revenues under the business interruption portion of our insurance policy. Mike will address that in a moment.

                       The company paid its hourly employees for a normal 40 hour week during the week we were down. In addition, we will continue to pay affected contract growers an amount equal to what they normally would have received had the storm not occurred based on historical averages.

                       We believe these expenses are required in order to maintain the integrity of our systems and we will seek reimbursement of these charges under the added expense category of insurance that Mike will discuss in a moment.

                       While we began operating at all of our plants as quickly as possible following the storm, we were not producing our normal product mix. By Friday the 9th, we were able to resume our normal distribution to our regular customers and feel that we are now in the position to fill all of their needs.

                       We will manage the lost head in such a way to meet the needs of our regular customers.

                       Like Joe, I have been impressed with the reaction of our employees and independent contract growers. Many worked long and hard to protect our assets and to allow us to resume operations as quickly as possible. I want to publicly express my gratitude to them for their efforts and for their continued support and willingness to work extended hours as we make up for our loss of production.
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                                                        Moderator: Joe Sanderson
                                                            09-15-05/10:00 am CT
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                       I also want to thank our friends at Pilgrim's Pride,
                       Goldkist, House of Raeford, Ozark Mountain Poultry, Keystone and Nordic whose help after the hurricane helped us adjust to the situation we faced.

                       At this time I want to turn the call over to Mike to discuss in more detail our insurance position and some of the losses we can quantify at this time.

Mike Cockrell:         Thank you Lampkin. The company's property and casualty
                       provider is a London syndicate lead by Wellington. The company is comfortable with the financial stability and the resources of its carriers and we have had a good relationship with our providers in the past.

                       We have contacted our providers and have already had an adjustor designated for our claim and we're in conversation with them as we begin to quantify our losses. Generally speaking our insurance coverage for an event of this magnitude can be divided into five categories. While these five categories of losses have separate limits, there's only one retention and deductible applicable to all categories.

                       The company's retention amount for insured losses is 2.5 million while an additional deductible exists of 250,000. Thus the company's total deductible and retention amount is $2.75 million. Once this amount is reached, there are no additional deductibles applicable to the individual coverages of losses that I will now discuss.

                       The first category of insurance is the company's poultry floater. This coverage applies to live poultry in the field that are lost or destroyed. As Joe and Lampkin mentioned, the company estimates that it lost just over 3 million head of live chickens.
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                                                        Moderator: Joe Sanderson
                                                            09-15-05/10:00 am CT
                                                           Confirmation #2633945
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                       Our initial estimate is that our average cost in each
                       broiler was approximately 96 cents per head, the average cost of each breeder chicken was $6.27 per head, and the average cost of each lost pullet was approximately $5.35, meaning that our total loss as the result of the loss of live poultry was $3.15 million. This amount is within the limits of our poultry floater.

                       The second category of losses is the loss of property located offsite. The company had approximately $1 million in finished product inventory located in a cold storage warehouse in New Orleans waiting shipment into the export market.

                       This product was totally destroyed by the storm and the company will seek reimbursement for the cost of that inventory. In addition to the finished product inventory, the company had feed supplies and medication located offsite on the property of its independent contract producers whose farms were seriously damaged. While this is not a large amount of money, we will also seek reimbursement for these losses and believe that our limits are adequate to cover our losses.

                       The third category of losses is our general property and casualty coverage. As Joe mentioned, we were very fortunate that none of our facilities experienced significant damage. In addition to the repairs that will be required at our facilities, we will seek reimbursement for debris removable and the small amount of finished good inventories that were lost at our plants under this policy.

                       While we don't have an exact dollar amount of the various repairs that will be required and have been required as a result of the storm, we are comfortable that these losses are well within the limits of our property coverage.
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                                                        Moderator: Joe Sanderson
                                                            09-15-05/10:00 am CT
                                                           Confirmation #2633945
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                       The last two category of losses are more difficult to
                       quantify at this time. They include coverage for additional expenses and for business interruption. The company has experienced and will continue to experience additional expenses necessary to allow it to resume operations as quickly as possible and to maintain its operations.

                       These expenses include providing diesel fuel for our contract growers to maintain generator power to the farms housing our live inventories, providing gasoline to our employees so that they can get to the plant and work in a time when gasoline is very difficult or impossible to find, maintaining normal payroll during downtime in order to maintain our workforce and maintaining normal grower pay to enable our contract growers to meet their obligations and maintain the availability of their farms to house our live inventories going forward.

                       In addition to these expenses, the company will pay overtime to many employees. We will experience additional travel necessary to move employees to areas of need.
                       We will have expenses associated with the cost of disposing of dead birds on farms of our contract growers, and the cost of quickly constructing a communications system following the storm when normal communication systems fail.

                       The company believes that the limits under its insurance policy to cover added expenses are adequate to reimburse it for these needs, but cannot state with certainty that our insurance company will agree that all of these expenses fall within the policy.

                       The most difficult loss to quantify at this time is the company's lost profits as a result of the business interruption caused by Katrina. As Joe and Lampkin discussed, the company's volume will be affected through November. Until
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                                                        Moderator: Joe Sanderson
                                                            09-15-05/10:00 am CT
                                                           Confirmation #2633945
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                       we know what the chicken market would have allowed us to
                       sell the lost volume for, we cannot state for sure what our lost profits will be.

                       In addition, there will certainly be efficiencies lost in the field and in the processing plants as a result of these reduced pounds.

                       We will quantify that lost efficiency and seek reimbursement under the business interruption portion of the policy.

                       The business interruption portion of our insurance policy includes a seven day waiting period before reimbursement begins for certain events, and we are currently assessing whether or not that waiting period will apply in this instance.

                       If it does, profit loss during the first week following the storm will not be reimbursable. As Joe and Lampkin discussed, the company was unable to process product until Saturday and Sunday following the storm which hit on Monday. We normally process 4.2 million head per week during an average week at the affected plants, but we were able to process only 610,000 head during the seven days following the storm.

                       While we are not in a position to state precisely what our lost profits will be for those seven days, we believe it will be in the range of $3 million before taxes.

                       As Joe mentioned, it is our belief that all of the issues we had discussed are short term in nature and that none of our systems or operations have been affected in a way that will impact them over the long term.
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                                                        Moderator: Joe Sanderson
                                                            09-15-05/10:00 am CT
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                       I can report that our information systems, our accounting
                       systems and all of our controls remained operational and functioned very well. I would like to add my gratitude to our employees who have worked hard and put in long hours over the last 2-1/2 weeks.

                       At this point, we will open up the call for questions.

Operator:              Very good. If you would like to ask a question, you may
                       do so by pressing the star key followed by the digit 1 and star 1 if you've been utilizing your mute button. You want to make sure that is disengaged. And we'll take our first question from Christine McCracken with FTN Midwest.

Christine McCracken:   Good morning.

Man:                   Good morning Christine.

Christine McCracken:   First of all, let me say that all of us here are
                       extremely happy that everyone came through the storm in good shape.

                       Can I start by asking what you're seeing? I guess it sounds like your operations are actually in relatively good shape and you had a good contingency plan. But I'm more concerned with the other affected growers in your region from the perspective that surely they've seen some significant loss. And it's unclear at this point how quickly they'll be able to come back.

                       Is it - can you comment on that and what you're seeing down in your region?

Man: We have a neighbor plant here in Jones County, and they seem to have fared fairly well as far as losing houses. They did not - my understanding is they lost about 12 houses. They have - they're probably going to have some lost
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                       production because of problems in the hatchery during the
                       week following the hurricane.

                       We understand another company in Mississippi. And I think they reported the loss. Tyson didn't - Tyson report the loss of 200 chicken houses.

Christine McCracken:   Yes.

Joe Sanderson:         And I talked with another processor this morning. They
                       had minor damage, didn't lose any chicken houses in Mississippi. There are two or three processors that I have not heard from. Do you know anything different than that Lampkin?

Lampkin Butts:         No. But I think that's the major damage, what you've
                       already mentioned.

Joe Sanderson:         Yes, I would guess that they're going - for certain for
                       us it'll be kind of the last two weeks of October and the first two weeks of November. And that was primarily, during that four week period, that was primarily for problems with gathering eggs, setting eggs and placing baby chicks. And I think during that period of time, it would probably be through for the others that were affected like that.

                       I don't - cannot gauge the impact of the loss of 200 chicken houses.

Christine McCracken:   Okay.

Joe Sanderson:         They can do some things to mitigate that by reducing
                       density or increasing density or by shortening the layout
                       time.
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Christine McCracken:   So of the total losses that you've seen, do you think you
                       can get half that back by doing some of these or I guess making some of these changes to the production, I guess the speed or the ramp up in production?

Joe Sanderson:         We think that once we get passed November...

Joe Sanderson:         When did you return to full chick placements in the
                       field?

Mike Cockrell:         The week after the storm.

Joe Sanderson:         We already - we got back to full chick placements out of
                       our hatcheries last week. And we're - we have enough housing to do that by shortening our layout time on the farms. Layout time on the farms is normally 14 days.
                       We're probably running four and five right now. And after we process the next two weekends, we ought to be up to six or seven. We can do that for 30, 45 days. We'd like to not do that in January and February.

                       Additionally, we have some new houses -- I don't have a number -- but we're going to have some houses that we were going to use for the Collins conversion, should be available to us in October, November and December...

Christine McCracken:   Okay.

Joe Sanderson:         And back to full production by - I've lost track of...

Mike Cockrell:         The 1st of December.

Joe Sanderson:         Yes.
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Christine McCracken:   So yes, it sounds like the - toward the end of the
                       calendar year you'll kind of be back on track.

Joe Sanderson:         Should be, yes.

Christine McCracken:   Good to hear it. In terms of the cost of rebuilding some
                       of these facilities, is that something that you expect to be covered by insurance? It seems like the building costs as a result of the hurricane may be getting supplies to the area. Those might be challenges for you. Can you comment on that?

Mike Cockrell:         Well on - as far as the insurance paying for it, the
                       insurance of course will not pay for contract growers to rebuild their facilities.

Joe Sanderson:         Our insurance won't.

Mike Cockrell:         Our insurance won't. Our contract growers have insurance
                       that should assist them in their losses. But our insurance won't pay for their houses to be rebuilt. They own those.

Christine McCracken:   Right.

Joe Sanderson:         She's correct though, about the availability of tin and
                       insulation cost of lumber. All that will be some factor.
                       But it's not going to be anything different than what we faced over in Georgia.

Christine McCracken:   Okay. And just in terms of I guess your export business,
                       we've seen Russia has tried to I guess, ban imports from
                       the affected region. Is that something that you expect to
                       affect your business? Can you talk about how you might be
                       able to reroute any product that could have been
                       affected?
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Lampkin Butts:         Christine, there was some questions from Russia about
                       product shipping from plants that were in the affected area. But immediately USDA addressed that and assured the Russian officials that they would only approve product that met the standards. So that issue was resolved and taken care of.

                       Russia is importing as normal. We are - we were shipping almost all of our export product to Russia and other countries, the dark meat through the gulf. So we are having to divert that to other ports and other co-stores, facilities.

                       We - Mobile is back open now. So we have access to Mobile. And some of the other volume has shifted to Pensacola and Jacksonville. And we're using some Georgia co-stores facilities that would have been in Louisiana prior to the storm.

Christine McCracken:   I assume then that's a significantly higher cost though,
                       to get that product into these other I guess, fairly...

Lampkin Butts:         It's costing us 2 to 2-1/2 cents a pound more in freight
                       going to those ports I mentioned than what we were doing before.

Christine McCracken:   That's helpful. And then just finally, wondering how your
                       customers are reacting I guess to any potential disruption from you. Clearly I guess there's been some comments by some of your competitors relative to their ability to meet that demand. Is that business that you expect to get back? Is there any potential that as a result of this, there'd be any potential future impact on your business?

Lampkin Butts:         Christine, all of our customers could not have been
                       better to work with during the week. We were - the five
                       days we were down, they were all primarily interested in
                       whether or not we survived the storm. And they were -
                       just
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                       couldn't have been better to work with. We started
                       running the plants some Saturday and the rest on Sunday other than Laurel after the storm. So we've begun - we're back in those systems now and I'm not aware of any loss of business other than short term and temporary.

                       Also when we were talking a minute ago about the extra cost of exports, we are exporting 3-1/2 to 4 million pounds a week of product. So it's $90,000 to $100,000 a week in extra freight. But we do expect that to be part of our insurance claim.

Christine McCracken:   Well certainly at these prices, that's still very
                       profitable business to...

Lampkin Butts:         Yes. Yes it is.

Christine McCracken:   Thanks much.

Operator:              We'll next then go to (John Rosenberg) with GE Capital
                       Group.

(John Rosenberg):      Yes, I too would like to add my relief that the company
                       and your employees were not affected by this storm.
                       Additionally I'd also like to laud your efforts in helping your employees in the local community in recovering from this tragedy.

                       You guys are facing a couple of other challenges. I know that you're coming up on a year end reporting date. Last year if I recall, it was Pearl Harbor Day, December 7?

Mike Cockrell:         Correct.
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(John Rosenberg):      And to my knowledge, FASBI has so far taken the position
                       on this that this is not an extraordinary event for the storm. Am I wrong in that? This is just a minor reporting question.

Mike Cockrell:         We will - we - the - in fact our accountants have already
                       been in our office and they're coming in next week to start the year end reviews. And we expect to meet all of our deadlines.

(John Rosenberg):      Okay, well that's not my question. Actually my question
                       or my remark is more that I - as much as I appreciate this call and I certainly do, that you also make every effort to break out these costs on your year end report so that we can see just how we can make a better - a good assessment of how much of the costs were from the storm even if FASBI does not necessarily allow it in your GAAP in your statements.

Mike Cockrell:         We appreciate that. Thank you.

(John Rosenberg):      Well thank you very much.

Operator:              We'll next go to (Michael Hanno) with AAD Capital.

Michael Hanno):        Hello. Good morning everybody. And thank you very much
                       for having this call. You gave an extraordinary amount of detail. And I was very impressed by everything that you ran so thank you very much.

                       The question I had was I was hoping you'd give us some update as to where you are in your forward-purchasing of corn?

Mike Cockrell:         (Michael), we knew someone was going to ask that.
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Michael Hanno):        Yes, and I know that that was a concern by some in some
                       sell side reports. Enough numbers for next year were as high as 230 a bushel. Last time I checked, it was at about $1.72. So I was just wondering where you were on your forward purchasing.

Joe Sanderson:         Well the December contract right now is around 2.05. It
                       was 2.06 when I came into this meeting and 2.19 on the March and normal carry going through. Soybean meal was at I believe 178-1/2 on a December contract with normal carry going forward.

                       We're following our normal pattern of pricing grain when it falls in the - of being aggressive pricing when it falls in the bottom 25% of a normal trading range. And being mindful of the carry out of USDA reported carry outs of approximately 2 billion bushels plus on corn and 200 million bushels on soybean. So we're doing as we normally do.

Man:                   Okay great.

Operator:              And as a reminder, it is star 1 for an initial question
                       or a follow-up. We'll next go then to (Paula Asum) with (Stephens) Incorporated.

(Paula Asum):          Hi. Good morning again. My relief that everything's going
                       well at your company. And thank you for all the details.
                       Just looking out in terms of the industry and the impact that this storm will have on chicken prices. How much do you think looking out into '06 will the issues with the storm reduce supply? And what do you think the impact is going to be on pricing?

Joe Sanderson:         I think based on what we know -- and we've not heard from
                       every processor in Mississippi -- but based on what we -
                       I think if there's any impact, it'll be in
                       October/November and shouldn't go beyond that
                       significantly.
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                       Mississippi processes 18 million head out of 170 million.

Joe Sanderson:         About 10 - a little less than 10% of the total.

Joe Sanderson:         And I don't see any impact in '06. I think it'll be over
                       by the end of the year in the main as far as national supply is concerned. And the thing that will - I still you refer you to are pullet placements. And right now, the last one we got wasn't it 100% a year ago? And what are you running for the nine months?

Mike Cockrell:         A hundred and one.

Joe Sanderson:         A hundred and one percent.

Joe Sanderson:         Or the week of the storm you had all of Mississippi down
                       for a period of time. So you had 10% off the market. And we did see short term prices go up. But once - as Joe said, once you get out past October and November, I think pretty much supply will get back to where it would have been without the storm.

(Paula Asum):          The supply demand will return to normal in 2006?

Joe Sanderson:         That's what we would guess, yes.

(Paula Asum):          And given where grain pricing is right now, could you
                       anticipate your grain costs in fiscal '06 to be up or flat for next year?

Joe Sanderson:         If we had priced all of our grain needs excepting (Adel)
                       which is the Georgia which we don't - they hadn't bought
                       yet. But had we priced everything yesterday, our cost
                       would have been up $12 million for the fiscal year.
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(Paula Asum):          That's pretty great considering you had some great grain
                       pricing this year.

                       And looking out into exports, how long do you think it's going to be before you and the industry returns to normal export volumes given the disruptions in the port of New Orleans?

Joe Sanderson:         We think the export shipments are going out of different
                       ports now.

(Paula Asum):          So you think we're - the US in general is back to sort of
                       90% to 100% of export volumes that normally went out ahead of the storm?

Lampkin Butts:         Yes. I mentioned this earlier. But all of our exports are
                       going as they were before. They're just going through different ports. Our volume of export is the same as a percentage. We just missed some days processing which we're making up. But the exports for the industry have been up 25% through I believe July. And I think that will
                       - I think that will continue?

(Paula Asum):          Okay, and my last question, aside from that freight, are
                       the cold storage facilities more expensive in these other regions that - given we've taken out some cold storage that was available in Louisiana?

Lampkin Butts:         No it's not the cold storage expense. It's just it takes
                       - the proximity is not as close. So we have more freight getting to them. And if they are inland cold storage is - then sometimes we have additional freight to get from that facility to the port.

(Paula Asum):          Great. Thank you for all of the detail.

Lampkin Butts:         You're welcome.
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Man:                   Thank you (Paula).

Operator:              With that, there are no further questions. I'd like to
                       turn the conference back to Joe Sanderson for an additional or closing remark.

Joe Sanderson:         Again, I appreciate all of you joining us today on this
                       call. We look forward to completing our fiscal year in
                       October and reporting our year end results to you in
                       December. Thank you.
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                                       END